Exhibit 10.1
SETTLEMENT AGREEMENT
     SETTLEMENT AGREEMENT, dated this 5th day of May, 2008 (“Agreement”), by and among James W. Sight and Feldman Mall Properties, Inc., a Maryland corporation (the “Company”).
     WHEREAS, Mr. Sight has made certain filings on Schedule 13D (all such filings on Schedule 13D made by Mr. Sight with respect to the Company, the “Sight 13D”) with the Securities and Exchange Commission (the “SEC”) disclosing, among other things, that he beneficially owns 880,500 shares of common stock, par value $0.01 per share, of the Company;
     WHEREAS, Mr. Sight has submitted to the Company a purported notice (the “Notice”) of his intention to (i) nominate a slate of nominees for election to the Company’s Board of Directors (the “Board”) at the Company’s 2008 annual meeting of stockholders (the “2008 Annual Meeting”), and (ii) solicit proxies for the election of his purported nominees at the 2008 Annual Meeting (the “Proxy Solicitation”); and
     WHEREAS, the Company and Mr. Sight are in disagreement as to whether the Notice satisfies the requirements of the Company’s Bylaws; and
     WHEREAS, the Company and Mr. Sight have determined that the interests of the Company and its stockholders would be best served by (i) avoiding the substantial expense, disruption and adverse publicity that would result from contesting the validity of the Notice, the Proxy Solicitation or any potential proxy solicitation and (ii) the other agreements, covenants, rights and benefits as provided herein.
     NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and, intending to be legally bound hereby, the parties hereby agree as follows:
     1. 2008 Annual Meeting; Related Matters.
     (a) Mr. Sight hereby irrevocably withdraws the Notice and his nomination of each of Charles L. Frischer, James W. Sight and Mark S. Tennenbaum (and any substitutions for such individuals) for election to the Board at the 2008 Annual Meeting and confirms that he waives his right to nominate any persons to serve as directors, to make any other proposal or to present any other item of business at the 2008 Annual Meeting. Mr. Sight will promptly file an amendment to the Sight 13D, reporting the contents of this Agreement, amending applicable items to conform to his obligations hereunder and appending this Agreement as an exhibit thereto.
     (b) Mr. Sight shall vote, and shall use his commercially reasonable efforts to cause his Affiliates and Associates (as herein defined) to vote, all Voting Securities (as herein defined) which they are entitled to vote at the 2008 Annual Meeting in favor of the election of each of the Nominees (as herein defined) to the Board.
     2. Board Composition; Recommendation.
     (a) The Company agrees that there shall be six (6) nominees to the Board for election at the 2008 Annual Meeting with terms to expire at the Company’s 2009 annual meeting of stockholders. Such nominees shall be Larry Feldman, Bruce E. Moore, Lawrence S. Kaplan and Paul H. McDowell, all of whom currently serve on the Board (the “Continuing Nominees”), Wendy Luscombe, who was appointed to fill a vacancy on the Board with effect from May 12, 2008 (the “Appointed Nominee”), and James W.

Sight (the “New Nominee” and together with the Continuing Nominees and the Appointed Nominee, the “Nominees”). The Board shall recommend that the stockholders of the Company vote to elect the Nominees as directors of the Company.
     (b) The Company agrees that if the 2008 Annual Meeting is not held before June 1, 2008, not later than that date, the Board shall increase the size of the Board by one and shall appoint Mr. Sight to fill the vacancy thereby created.
     3. Standstill.
     (a) Subject to Section 3(c), Mr. Sight agrees that that during the period commencing on the date hereof and ending on the date that is 150 days before the first anniversary of the date of the proxy statement mailed to the Company’s stockholders in connection with the 2008 Annual Meeting, without the prior written consent of the Board specifically expressed in a written resolution adopted by a majority vote of the entire Board, he will not, and will cause each of his agents and other Persons, including any Affiliates or Associates, acting on his behalf, not to:
     (i) engage, or in any way participate, directly or indirectly, in any “solicitation” (as such term is defined in Rule 14a-1(l) promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of proxies or consents (whether or not relating to the election or removal of directors) from any stockholders of the Company; advise, encourage or influence any Person (as herein defined) with respect to the voting of any Voting Securities with respect to the 2008 Annual Meeting or any other meeting of the Company’s stockholders that occurs prior to the termination of this Agreement in a manner that is inconsistent with the terms of this Agreement; nominate or propose any person for election to the Board; or initiate, propose or otherwise “solicit” (as such term is defined in Rule 14a-1(l) promulgated by the SEC under the Exchange Act) stockholders of the Company for the approval of any stockholder proposal whether made pursuant to Rule 14a-8 or Rule 14a-4 or exempt solicitations pursuant to Rule 14a-2(b)(1) or Rule 14a-2(b)(2) under the Exchange Act or otherwise induce or encourage any other Person to initiate any such stockholder proposal; or otherwise communicate with the Company’s stockholders or others pursuant to Rule 14a-1(1)(2)(iv) under the Exchange Act;
     (ii) seek or propose, or make any statement with respect to, any merger, consolidation, business combination, tender or exchange offer, sale or purchase of assets, sale or purchase of securities (except that Mr. Sight may seek or propose a sale or purchase of the shares of the Company beneficially owned by Mr. Sight as of the date hereof), dissolution, liquidation, restructuring, recapitalization or similar transactions of or involving the Company or any of its Affiliates;
     (iii) form, join or in any way participate in any “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any Voting Securities, other than a “group” that includes all or some lesser number of the Persons identified as “Reporting Persons” in the Sight 13D, but does not include any other members who are not currently identified as Reporting Persons;
     (iv) act, alone or in concert with others, to control or seek to control, or influence or seek to influence, the management, Board or policies of the Company;

     (v) other than as previously disclosed in the Sight 13D, deposit any Voting Securities in any voting trust or subject any Voting Securities to any arrangement or agreement with respect to the voting of any Voting Securities, except as expressly set forth in this Agreement;
     (vi) knowingly enter into any arrangements, understanding or agreements (whether written or oral) with, or advise, finance, assist or encourage, any other Person in connection with any of the foregoing, or make any investment in or enter into any arrangement with, any other Person that engages, or offers or proposes to engage, in any of the foregoing;
     (vii) discuss or communicate any confidential information with respect to the Company and its business, including but not limited to information related to the evaluation of any strategic alternatives under consideration by the Board; and
     (viii) take or cause or induce others to take any action inconsistent with any of the foregoing.
     (b) Mr. Sight hereby waives any right (whether by statute or agreement) to inspect records and lists of Company stockholders (including any list of non-objecting beneficial owners) in connection with the 2008 Annual Meeting.
     (c) Nothing in Section 3(a) shall prevent Mr. Sight from soliciting proxies or taking any other action with respect to the Company’s 2009 annual meeting of stockholders. Nothing in clauses (ii), (iv) or (vii) of Section 3(a) shall prevent Mr. Sight from acting in his capacity as a director and consistent with his fiduciary duties in that capacity, provided Mr. Sight does not, directly or indirectly, cause or permit any public dissemination or disclosure of any such activity apart from disclosure made by the Company pursuant to authorization of the Board.
     4. Mutual Release.
     (a) Mr. Sight, for himself and his assigns, agents, and successors, past and present (each individually, a “Sight Releasing Party”), does hereby expressly, absolutely and forever release and discharge the Company and each officer, director, stockholder, agent, affiliate, employee, attorney, assigns, predecessor, and successor, past and present, of the Company (each individually, a “Company Released Party”) from, and forever fully releases and discharges each Company Released Party of, any and all rights, claims, warranties, demands, debts, obligations, liabilities, costs, attorneys’ fees, expenses, suits, losses, and causes of action (“Claims”) of any kind or nature whatsoever (including those arising under contract, statute or common law), whether known or unknown, contingent or absolute, suspected or unsuspected, arising in respect of or in connection with the Proxy Solicitation, which any Releasing Party ever had or owned arising at any time prior to the date of this Agreement (including the future effects of such occurrences, conditions, acts or omissions); provided, however, that the foregoing release does not apply to (i) any Claim relating to the performance of obligations under this Agreement or for breach of or to enforce this Agreement or (ii) any Claims that cannot be waived by law (with clauses (i) and (ii) together, the “Sight Excluded Claims”). The Claims released pursuant to this Section 4(a) are referred to herein as “Sight Claims.” Mr. Sight, on behalf of himself and the Sight Releasing Parties, hereby irrevocably covenant to refrain from asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Company Released Party based upon any Sight Claim.
     (b) The Company, for itself and for its officers, directors, assigns, agents, and successors, past and present (each individually, a “Company Releasing Party”), does hereby expressly, absolutely and forever release and discharge Mr. Sight and each of his agents, affiliates, attorneys, assigns, predecessors, and successors, past and present (each individually, an “Sight Released Party”), from, and forever fully releases and discharges each Released Party of, any and all Claims of any kind or nature whatsoever (including those arising under contract, statute or common law), whether known or unknown, contingent or absolute, suspected or unsuspected, arising in respect of or in connection with the Proxy Solicitation, any Schedule 13D or proxy filings made prior to the date hereof or in respect of or in connection with the nomination and election of directors at the 2008 Annual Meeting or the other proposals contained in the Notice, which any Company Releasing Party ever had or owned arising at any time prior to the date of this Agreement (including the future effects of such occurrences, conditions, acts or omissions); provided, however, that the foregoing release does not apply to (i) any Claim relating to the performance of obligations under this Agreement or for breach of or to enforce this Agreement or (ii) any Claims that cannot be waived by law (with clauses (i) and (ii) together, the “Company Excluded Claims”). The Claims released pursuant to this Section 4(b) are referred to herein as “Company Claims.” The Company, on behalf of itself and the Company Releasing Parties, hereby irrevocably covenants to refrain from asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Released Party or Mr. Sight based upon any Company Claim.
     (c) The parties hereto hereby acknowledge and agree that the Sight Released Parties and the Company Released Parties are intended third party beneficiaries of the provisions of this Section 4 and may take any and all action to enforce the obligations and agreements of the releasing parties set forth herein.
     5. Representations and Warranties of James W. Sight. Mr. Sight represents and warrants as follows:
     (a) He has the full power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby.
     (b) This Agreement has been executed and delivered by him, and constitutes his valid and binding obligation and agreement, and is fully enforceable against him in accordance with its terms.
     (c) He beneficially owns, directly or indirectly, as of the date hereof, the number of shares of common stock of the Company set forth in Schedule A attached hereto, which number constitutes all of the Voting Securities of the Company beneficially owned by him.
     (d) The execution, delivery and performance of this Agreement by him does not and will not violate or conflict with (i) any law, rule, regulation, order, judgment or decree applicable to him, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any agreement, contract, commitment, understanding or arrangement to which he is a party or by which he is bound.
     (e) No consent, approval, authorization, license or clearance of, or filing or registration with, or notification to, any court, legislative, executive or regulatory authority or agency is required in order to permit him to perform his obligations under this Agreement, except as have been obtained or given.
     6. Representations and Warranties of the Company. The Company hereby represents and warrants as follows:
     (a) The Company has the corporate power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby.

     (b) This Agreement has been duly and validly authorized, executed and delivered by the Company, and constitutes a valid and binding obligation and agreement of the Company, and is enforceable against the Company in accordance with its terms.
     (c) The execution, delivery and performance of this Agreement by the Company does not and will not violate or conflict with (i) any law, rule, regulation, order, judgment or decree applicable to it, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which the Company is a party or by which it is bound.
     (d) No consent, approval, authorization, license or clearance of, or filing or registration with, or notification to, any court, legislative, executive or regulatory authority or agency is required in order to permit the Company to perform its obligations under this Agreement, except as have been obtained or given.
     7. Termination.
     (a) Unless terminated earlier pursuant to Section 7(b), this Agreement shall remain in full force and effect and shall be fully binding on the parties hereto in accordance with the provisions hereof until the first anniversary of the date of this Agreement.
     (b) The provisions of this Agreement may be terminated by the non-breaching party in the event of a final adjudication of a material breach by any party of any of the terms of this Agreement. Any termination of this Agreement as provided herein will be without prejudice to the rights of any party arising out of the breach by any other party of any provision of this Agreement.
     8. Specific Performance. Mr. Sight, on the one hand, and the Company, on the other hand, acknowledges and agrees that irreparable injury to the other party hereto would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that such injury would not be adequately compensable in damages. It is accordingly agreed that Mr. Sight, on the one hand, and the Company, on the other hand (the “Moving Party”), each shall be entitled to specific enforcement of, and injunctive relief to prevent any violation of, the terms hereof and the other parties hereto will not take action, directly or indirectly, in opposition to the Moving Party seeking such relief on the grounds that any other remedy or relief is available at law or in equity. The remedy set forth in this Section 8 shall not be deemed to be the exclusive remedy for a breach of this Agreement, but shall be in addition to all other remedies available at law or in equity. The Company and Mr. Sight hereby waive any requirements relating to the securing or posting of any bond in connection with any application for injunctive or other equitable relief hereunder.
     9. Press Release.
     (a) As soon as reasonably practicable following the execution and delivery of this Agreement, the Company shall issue the press release attached hereto as Exhibit A (the “Press Release”).
     (b) None of the parties hereto will, for a period of 12 months from the date of this Agreement, make any public statements (including in any filing with the SEC or any other regulatory or governmental agency, including any stock exchange) that are inconsistent with, or otherwise contrary to, the statements in the Press Release issued pursuant to this Section 9, unless otherwise required by law.

     (c) Nothing shall preclude or prevent any of the parties hereto from making public statements that (A) are neither contrary to nor inconsistent with the statements in the Press Release and (B) do not violate Sections 3 and 9 hereof, in each case unless otherwise required by law.
     10. No Waiver. Any right or obligation under this Agreement may be waived if, and only if, such waiver is in writing and signed by the party against whom the waiver is to be effective. Any waiver by either any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of any party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.
     11. Definitions. As used in this Agreement:
“Affiliates” and “Associates” shall have the meanings set forth in Rule 12b-2 under the Exchange Act and shall include Persons who become Affiliates or Associates of any Person subsequent to the date hereof.
“Person” shall mean any individual, partnership, corporation, group, syndicate, trust, government or agency, or any other organization, entity or enterprise.
“Voting Securities” shall mean any securities of the Company entitled to vote in the election of directors of the Company, or securities convertible into or exercisable or exchangeable for such securities, whether or not subject to the passage of time or other contingencies.
     12. Successors and Assigns. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto and any attempt to do so will be void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.
     13. Entire Agreement; Amendments. This Agreement contains the entire understanding of the parties hereto with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings other than those expressly set forth herein. This Agreement may be amended or modified only by a written instrument duly executed by the parties hereto or their respective successors or assigns.
     14. Interpretation and Headings. The definitions in this Agreement will apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun will include the corresponding masculine, feminine and neuter forms. The word “include” will be deemed to be followed by the phrase “without limitation.” All references herein to Sections, Exhibits and Schedules will be deemed to be references to Sections of, and Exhibits and Schedules to, this Agreement unless the context will otherwise require. The section headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. Unless the context will otherwise require or provide, any reference to any agreement or other instrument or statute or regulation is to such agreement, instrument, statute or regulation as amended and supplemented from time to time (and, in the case of a statute or regulation, to any successor provision).
     15. Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) upon sending if sent by facsimile, with electronic confirmation of sending; provided, however, that a copy is sent on the same day by registered mail, return receipt requested, in each case to the appropriate mailing addresses set forth below (or to such other mailing addresses as a party may designate by notice to the other parties in accordance with this provision), (c) upon receipt, after being sent by a nationally recognized overnight carrier to the addresses set forth below (or to such other mailing addresses as a party may designate by notice to the other parties in accordance with this Section 15) or (d) when actually delivered if sent by any other method that results in delivery (with written confirmation of receipt):
If to the Company:
Feldman Mall Properties, Inc.
1010 Northern Boulevard, Suite 314
Great Neck, New York 11021
Attn: Thomas E. Wirth, President and Chief Financial Officer
with a copy to:
Clifford Chance US LLP
31 West 52nd Street
New York, New York 10019
Attn: Jay Bernstein, Esq.
Telecopy: (212) 878-8375
Email: jay.bernstein@cliffordchance.com
If to James W. Sight:
James W. Sight
8500 College Blvd.,
Overland Park, Kansas 66210
with a copy to:
Shughart Thompson Kilroy, P.C.
Twelve Wyandotte Plaza
120 W. 12th Street
Kansas City, MO 64105
Attn: Jacob W. Bayer, Jr., Esq.
Telecopy: (816) 817-0103
Email: jbayer@stklaw.com
or to such other mailing address or facsimile address as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.
     16. Governing Law; Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York. Each party hereto agrees, on behalf of himself or itself and his or its Affiliates and Associates that he or it controls, that any actions, suits or proceedings arising out of or relating to this Agreement or the transactions contemplated hereby will be brought solely and exclusively in the courts of the State of New York and/or the courts of the United States of America located in the State of New York (and the parties agree not to commence any action, suit or proceeding relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 15 will be effective service of process for any such action, suit or proceeding brought against any party in any such court. Each party, on behalf of himself or itself and his or its Affiliates and Associates that he or it controls, irrevocably and unconditionally waives trial by jury and any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby, in the courts of the State of New York or the United States of America located in the State of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in any inconvenient forum. Any judgment rendered by a New York court may be enforced in any other jurisdiction in the United States. Nothing in this Section 16 shall prevent any of the parties hereto from enforcing his or its rights under this Agreement or shall impose any limitation on any of the parties or their respective past, present or future general partners, directors, officers, or employees, as applicable, in defending any claim, action, cause of action, suit, administrative action or proceeding of any kind, including, without limitation, any federal, state or other governmental proceeding of any kind, against any of them. The rights and remedies provided in this Agreement are cumulative and do not exclude any rights or remedies provided by law.
     17. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same Agreement.
     18. No Presumption Against Draftsperson. Each of the undersigned hereby acknowledges that the undersigned fully negotiated the terms of this Agreement, that each such party had an equal opportunity to influence the drafting of the language contained in this Agreement and that there shall be no presumption against any such party on the ground that such party was responsible for preparing this Agreement or any part hereof. All prior working drafts of this Agreement, and any notes and communications prepared in connection therewith, shall be disregarded for purposes of interpreting the meaning of any provision contained herein.
     19. Survival. Except as otherwise provided herein, all representations, warranties and agreements made by the parties in this Agreement or pursuant hereto shall survive the date hereof. Except as expressly set forth in this Agreement, no party has made any representation, warranty, covenant or agreement.
     20. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that the parties would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable. In addition, the parties agree to use all commercially reasonable efforts to agree upon and substitute a valid and enforceable term, provision, covenant or restriction for any of such that is held invalid, void or enforceable by a court of competent jurisdiction.
     21. Litigation Expenses. In the event of any litigation among any of the parties hereto concerning this Agreement or the transactions contemplated hereby, the prevailing party in such litigation shall be entitled to reimbursement from the party or parties opposing such prevailing party of all reasonable attorneys’ fees and costs incurred in connection therewith. If more than one party is required to provide reimbursements, the reimbursement obligation of such parties shall be joint and several.

     22. Third Party Beneficiaries. Except for the provisions of Section 4 which are intended for the benefit of, and to be enforceable by, the Persons described therein, nothing contained in this Agreement shall create any rights in, or be deemed to have been executed for the benefit of, any Person or entity that is not a party hereto or a successor or permitted assign of such a party.
     23. Further Actions. Upon and subject to the terms of this Agreement, each of the parties hereto agrees to use his or its commercially reasonable efforts to cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable to consummate or make effective, in the most expeditious manner practicable, the matters contemplated by this Agreement.
     24. Change in Control. Except as contemplated herein, no change in the control, ownership, operations or assets of the Company or any of its Affiliates shall have any effect whatsoever on the obligations of the parties to this Agreement.
     25. Facsimile/PDF Signatures. This Agreement may be executed and delivered by facsimile or by email in portable document format (pdf or similar format) and upon delivery of the signature by such method will be deemed to have the same effect as if the original signature had been delivered to the other parties.
     26. No Admission. Nothing contained herein shall constitute an admission by any party hereto of liability or wrongdoing.
[Signature Page Follows]

     IN WITNESS WHEREOF, and intending to be legally bound hereby, each of the undersigned parties has executed or caused this Agreement to be executed on the date first above written.

FELDMAN MALL PROPERTIES, INC.
By:	/s/ Thomas Wirth
	Name:	Thomas Wirth
	Title:	President and Chief Financial Officer

JAMES W. SIGHT
By:	/s/ James W. Sight
James W. Sight

Schedule A
     James W. Sight beneficially owns 880,500 shares of common stock of the Company.
Sch-1